Revocable Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders of

First Northern Community Bancorp to be held on April 27, 2006

The undersigned hereby appoint(s) Owen J. Onsum and Louise A. Walker, and either of them, each with full power of substitution as Proxy for the undersigned, to attend the Annual Meeting of the Shareholders of First Northern Community Bancorp to be held at the First Northern Bank Operations Center, 210 Stratford Avenue, Dixon, California, at 7:30 p.m. on April 27, 2006, and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES
LISTED IN ITEMS 1 AND “FOR” PROPOSALS 2, 3 AND 4 BELOW:

(1) To elect the following nine (9) persons to the Board of Directors to serve until the 2007 Annual Meeting of Shareholders and until their successors are duly elected and qualified:

Lori J. Aldrete	Gregory DuPratt	Foy S. McNaughton
Frank J. Andrews, Jr.	John F. Hamel	Owen J. Onsum
John M. Carbahal	Diane P. Hamlyn	David W. Schulze

____ VOTE FOR ALL NOMINEES LISTED ABOVE, except for the nominees circled, if any

____ VOTE WITHHELD

(2) To ratify the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as First Northern Community Bancorp’s independent registered public accounting firm for the year ending December 31, 2006.

____ FOR ____ AGAINST ____ ABSTAIN

(3) Approval of the First Northern Community Bancorp 2006 Stock Incentive Plan.

____ FOR ____ AGAINST  ____ ABSTAIN

(4) Approval of the Amended First Northern Community Bancorp Employee Stock Purchase Plan.

____ FOR ____ AGAINST ____ ABSTAIN

(5) In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted for all of the nominees listed under Item 1, in the manner described in the Proxy Statement dated March 31, 2006, in favor of Items 2, 3 and 4 and with respect to any other business properly brought before the Annual Meeting or any adjournment, in accordance with the discretion of the Proxyholders. This proxy confers on the Proxyholders the power of cumulative voting as described in such Proxy Statement.

Please sign exactly as name appears below. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer, stating officer’s title. If a partnership, please sign in partnership name by authorized person.

Dated: ___________________, 2006	Signed _________________________________________
Dated: ___________________, 2006	Signed _________________________________________

Please sign exactly as shown below and give your full title, if applicable

____ I/We expect to attend the meeting and reception.  ____ I/We expect to attend the meeting ONLY.

____ I/We do not expect to attend.  Number expected to attend: _____________

Please indicate how you would like your nametag(s) to read:

Please Type or Print

PLEASE PROMPTLY COMPLETE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Name on account and number of shares
as of February 28, 2006